Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of Michael Kors Holdings Limited of our report dated June 12, 2012, relating to the consolidated financial statements, which appear in Michael Kors Holdings Limited’s Registration Statement on Form F-1 (File No. 333-183778). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

September 24, 2012